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                                 EXHIBIT 23.1

                   SHATSWELL, MacLEOD & COMPANY, P.C. [LOGO]
                         CERTIFIED PUBLIC ACCOUNTANTS


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation in this Annual Report on Form 10-KSB of Monadnock Bancorp, Inc. and Subsidiary of our report dated February 20, 2008.


                                       /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                       SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 18, 2008


           83 PINE STREET * WEST PEABODY, MASSACHUSETTS 01960-3635 *
              TELEPHONE (978) 535-0206 * FACSIMILE (978) 535-9908
                    smc@shatswell.com     www.shatswell.com